Exhibit 99.1

eHealth, Inc. Announces Third Quarter 2010 Results

Third Quarter 2010 Overview

•	Revenue of $37.5 million, up 7% over the third quarter of 2009

•	Operating income of $4.8 million, down 25% from the third quarter of 2009

•	Submitted applications for IFP products increased 9% from the third quarter of 2009

•	GAAP operating margins of 13% and non-GAAP operating margins of 18% for the third quarter of 2010

•	GAAP net income of $2.6 million, or $0.11 per diluted share, and non-GAAP net income of $3.8 million, or $0.16 per diluted share, for the third quarter of 2010

•	Cash flow from operations of $5.6 million, down 27% from the third quarter of 2009

MOUNTAIN VIEW, Calif.—October 26, 2010—eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the third quarter ended September 30, 2010.

Gary Lauer, chief executive officer of eHealth stated, “We are pleased with our third quarter performance. Submitted individual and family application volume growth exceeded 9% year-over-year reflecting growth across all member acquisition channels. We also continued to make progress in our emerging businesses—Medicare and government systems—including an important launch of the enhanced Health Insurance Web Portal for the Department of Health and Human Services. We believe that the changing landscape of the health insurance industry makes our technology and platform more relevant and needed than ever.”

Third Quarter Results

Revenue—Revenue totaled $37.5 million for the third quarter of 2010, a 7% increase compared to revenue of $35.1 million for the third quarter of 2009.

Submitted Applications—Submitted applications for individual and family products increased 9% in the third quarter of 2010 to 143,200 applications, compared to 131,200 applications in the third quarter of 2009.

Membership—Estimated membership at September 30, 2010 totaled 778,800 members, a 7% increase over estimated membership of 726,600 at September 30, 2009.

Operating Income—Operating income decreased 25% to $4.8 million for the third quarter of 2010, compared to operating income of $6.5 million for the third quarter of 2009. Operating margins were 13% and 18% in the third quarters of 2010 and 2009, respectively. Non-GAAP operating income decreased 12% to $6.8 million for the third quarter of 2010, compared to non-GAAP operating income of $7.8 million for the third quarter of 2009. Non-GAAP operating margins were 18% and 22% in the third quarters of 2010 and 2009, respectively. Non-GAAP operating income and margins in the third quarter of 2010 excludes $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense associated with the acquisition of PlanPrescriber, Inc. Non-GAAP operating income and margins in the third quarter of 2009 excludes $1.3 million of stock-based compensation expense.

Stuart Huizinga, chief financial officer of eHealth stated, “In the third quarter we generated the largest individual and family health insurance submitted application volume in the history of eHealth. At the same time, third quarter operating margin declined both sequentially and on a year-over-year basis, which was significantly impacted by our record submitted application volume. The vast majority of marketing and advertising spend to generate individual and family plan applications is expensed when it is incurred, while the revenue stream resulting from that spend comes in over future periods, resulting in lower margins in high application volume quarters. Third quarter operating margin also reflected continued investment in our Medicare business.”

Pre-tax Income—Pre-tax income for the third quarter of 2010 was $4.8 million, a 27% decrease compared to pre-tax income of $6.6 million for the third quarter of 2009.

Net Income—Net income for the third quarter of 2010 was $2.6 million, or $0.11 per diluted share. Net income for the third quarter of 2009 was $3.5 million, or $0.14 per diluted share. Non-GAAP net income for the third quarter of 2010 was $3.8 million, or $0.16 per diluted share, compared to non-GAAP net income for the third quarter of 2009 of $4.3 million, or $0.17 per diluted share. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2010 exclude $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense associated with the acquisition of PlanPrescriber, Inc., less $0.8 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2009 exclude $1.3 million of stock-based compensation expense, less $0.4 million for related income tax benefit.

Cash Flow and Cash Balance—Cash flow from operations for the third quarter of 2010 was $5.6 million, compared to $7.6 million for the third quarter of 2009, representing a decrease of 27%. During the third quarters of 2010 and 2009, we utilized $2.1 million and $1.4 million, respectively, of previously unrecognized excess tax benefits related to share-based payments to reduce our federal and state income taxes payable. These excess tax benefits are shown in the cash flow statement as an increase in cash flow from financing activities and a decrease in cash flow from operating activities.

Cash, cash equivalents and short-term marketable securities as of September 30, 2010 totaled $139.1 million, compared to $153.5 million as of December 31, 2009. The change in cash, cash equivalents and short-term marketable securities for the nine months ended September 30, 2010 reflects $27.2 million of net cash used for the acquisition of PlanPrescriber, Inc. in April 2010 and $8.7 million used to repurchase 751,238 shares of the Company’s common stock during September 2010.

Year-to-Date Results

Revenue—Revenue totaled $109.7 million for the nine months ended September 30, 2010, a 9% increase compared to revenue of $100.5 million for the nine months ended September 30, 2009.

Operating Income—Operating income decreased 13% to $16.5 million for the nine months ended September 30, 2010, compared to operating income of $19.0 million for the nine months ended September 30, 2009. Operating margins were 15% and 19% in the nine-month periods ended September 30, 2010 and 2009, respectively.

Pre-tax Income—Pre-tax income for the nine months ended September 30, 2010 was $16.5 million, a 16% decrease compared to pre-tax income of $19.8 million for the nine months ended September 30, 2009.

Net Income—Net income for the nine months ended September 30, 2010 was $8.9 million, or $0.37 per diluted share, compared to net income for the nine months ended September 30, 2009 of $10.6 million, or $0.41 per diluted share.

Cash Flow—Cash flow from operations for the nine months ended September 30, 2010 was $16.9 million, compared to $20.7 million for the nine months ended September 30, 2009, representing a decrease of 18%.

2010 Guidance

eHealth is reaffirming its guidance for the full year ending December 31, 2010:

•	Total revenue is expected to be in the range of $152 million to $157 million

•	Stock-based compensation expense is expected to be in the range of $6.0 million to $7.5 million

•	GAAP income tax rate is expected to be in the range of 43% to 45%

•	GAAP net income per diluted share is expected to be in the range of $0.55 to $0.65 per share

Webcast and Conference Call Information

A Webcast and conference call will be held today, Tuesday, October 26, 2010 at 5:00 p.m. EDT / 2:00 p.m. PDT. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-700-7441 for domestic callers and 617-213-8839 for international callers. The participant passcode is 53498897. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 29039667. The live and archived webcast of the call will also be available on eHealth’s website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc., the parent company of eHealthInsurance and PlanPrescriber, Inc., is the nation’s leading online source of health insurance for individuals, families, seniors and small businesses. eHealth presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc. PlanPrescriber is a registered trademark of PlanPrescriber, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, http://www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the increased relevance and importance of eHealth’s technology platform as a result of changes in the health insurance industry and eHealth’s guidance for total revenue, stock-based compensation expense, GAAP income tax rate, and GAAP net income per diluted share for the year ending December 31, 2010. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; eHealth’s rate of growth; eHealth’s success in marketing and selling Medicare-related health insurance products and leads for such products; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare related insurance products; costs of acquiring new members; weak economic conditions and legislative reaction to economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates and factors affecting conversion; eHealth’s ability to continue to increase its membership base and retain its members; eHealth’s ability to maintain or expand its relationships with health insurance carriers; negative publicity experienced by eHealth’s carrier partners; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity and the effectiveness of eHealth’s marketing and public relations efforts; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; eHealth’s operations in China; success in the sale of sponsorship advertising and the licensing of the use of eHealth’s ecommerce platform; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; ability to attract and retain qualified personnel; management of future growth and diversification; seasonality; impact of future acquisitions; the PlanPrescriber, Inc. acquisition disrupting plans and operations; not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; difficulty or unanticipated expenses in connection with integrating PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other partners that serve as a source of Medicare related leads; reliance upon a small number of purchasers for our sale of Medicare related insurance leads; implementation of internal enterprise systems and maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations; compliance with insurance and other laws and regulations; exposure to online commerce security risks; the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure; and stock market conditions and the trading price of shares of eHealth’s common stock. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income for the third quarter of 2010 consists of GAAP operating income excluding purchased intangible asset amortization expense and the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006. Non-GAAP operating income for the third quarter of 2009 consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

Non-GAAP net income for the third quarter of 2010 consists of GAAP net income excluding purchased intangible asset amortization expense and stock-based compensation expense recorded during the quarter (less related income tax benefit). Non-GAAP net income for the third quarter of 2009 consists of GAAP net income excluding stock-based compensation expense recorded during the quarter (less related income tax benefit).

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President, Communications

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

# # #

EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2009	September 30, 2010
	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$131,339	$139,113
Marketable securities	22,184	—
Accounts receivable	2,295	3,218
Deferred income taxes	6,009	6,956
Prepaid expenses and other current assets	2,324	4,255

Total current assets	164,151	153,542
Property and equipment, net	3,775	4,684
Deferred income taxes	919	261
Other assets	863	839
Goodwill	—	14,546
Purchased intangible assets, net	—	12,689

Total assets	$169,708	$186,561

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,252	$6,129
Accrued compensation and benefits	5,051	6,790
Accrued marketing expenses	3,879	4,244
Deferred revenue	401	519
Other current liabilities	2,677	1,926

Total current liabilities	15,260	19,608
Other non-current liabilities	2,997	3,291

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	183,747	195,826
Treasury stock, at cost	(29,999)	(38,723)
Retained earnings (accumulated deficit)	(2,545)	6,327
Accumulated other comprehensive income	223	207

Total stockholders’ equity	151,451	163,662

Total liabilities and stockholders’ equity	$169,708	$186,561

(1)	The condensed consolidated balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Revenue:
Commission	$31,086	$32,040	$89,229	$95,685
Sponsorship, licensing and other	4,037	5,411	11,250	14,011

Total revenue	35,123	37,451	100,479	109,696
Operating costs and expenses:
Cost of revenue	1,470	900	3,588	2,759
Marketing and advertising (1)	14,266	16,094	40,631	44,795
Customer care and enrollment (1)	3,651	4,691	11,100	12,539
Technology and content (1)	4,126	4,619	11,539	14,199
General and administrative (1)	5,119	5,879	14,671	18,200
Amortization of acquired intangible assets	—	426	—	711

Total operating costs and expenses	28,632	32,609	81,529	93,203

Income from operations	6,491	4,842	18,950	16,493
Interest and other income (loss), net	143	(3)	800	13

Income before income taxes	6,634	4,839	19,750	16,506
Provision for income taxes	3,182	2,241	9,161	7,634

Net income	$3,452	$2,598	$10,589	$8,872

Net income per share:
Basic	$0.14	$0.11	$0.43	$0.38
Diluted	$0.14	$0.11	$0.41	$0.37

Weighted-average number of shares used in per share amounts:
Basic	24,240	23,437	24,627	23,474
Diluted	25,152	24,079	25,529	24,227
(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$184	$199	$580	$607
Customer care and enrollment	92	101	240	282
Technology and content	312	383	814	1,239
General and administrative	702	885	1,794	2,689

Total	$1,290	$1,568	$3,428	$4,817

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Operating activities
Net income	$3,452	$2,598	$10,589	$8,872
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,837	1,874	5,074	6,810
Depreciation and amortization	554	963	1,673	2,291
Amortization and accretion on marketable securities, net	206	—	607	50
Stock-based compensation expense	1,290	1,568	3,428	4,817
Excess tax benefits from stock-based compensation	(1,351)	(2,123)	(3,986)	(7,360)
Deferred rent	(7)	(7)	(57)	(5)
Loss on disposal of property and equipment	4	3	16	9
Changes in operating assets and liabilities:
Accounts receivable	(93)	(655)	(199)	(554)
Prepaid expenses and other current assets	982	(2,532)	386	(1,845)
Other assets	182	(66)	473	25
Accounts payable	(195)	2,862	(628)	2,863
Accrued compensation and benefits	244	909	319	1,585
Accrued marketing expenses	267	107	1,077	365
Deferred revenue	(147)	67	(96)	90
Other current liabilities	424	43	2,006	(1,145)

Net cash provided by operating activities	7,649	5,611	20,682	16,868

Investing activities
Purchases of property and equipment	(588)	(1,139)	(1,122)	(2,483)
Acquisition of PlanPrescriber, net of cash acquired	—	—	—	(27,203)
Purchase of other assets	—	—	(1,280)	—
Purchases of marketable securities	(2,026)	—	(40,550)	—
Sales of marketable securities	3,000	—	4,006	—
Maturities of marketable securities	13,500	—	48,900	22,100

Net cash provided by (used in) investing activities	13,886	(1,139)	9,954	(7,586)

Financing activities
Net proceeds from exercise of common stock options	308	4	775	468
Cash used to net share settle equity awards	(23)	(18)	(130)	(575)
Excess tax benefits from stock-based compensation	1,351	2,123	3,986	7,360
Repurchase of common stock	(24,767)	(8,724)	(29,360)	(8,724)
Principal payments in connection with capital lease	(11)	(12)	(30)	(33)

Net cash used in financing activities	(23,142)	(6,627)	(24,759)	(1,504)

Effect of exchange rate changes on cash and cash equivalents	1	(10)	2	(4)

Net increase (decrease) in cash and cash equivalents	(1,606)	(2,165)	5,879	7,774
Cash and cash equivalents at beginning of period	101,621	141,278	94,136	131,339

Cash and cash equivalents at end of period	$100,015	$139,113	$100,015	$139,113

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2010
Key Metrics:
Operating cash flows (1)	$7,649,000	$5,611,000
IFP submitted applications (2)	131,200	143,200
IFP approved members (3)	111,100	117,300
Total approved members (4)	146,900	152,800
Total revenue (5)	$35,123,000	$37,451,000
Total revenue per estimated member for the period (6)	$49.00	$48.84

	As of September 30, 2009	As of September 30, 2010
IFP estimated membership (7)	630,900	679,500
Total estimated membership (8)	726,600	778,800

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2010
Marketing and advertising expenses (9)	$14,266,000	$16,094,000
Marketing and advertising expenses as a percentage of total revenue (10)	41%	43%
Marketing and advertising expenses excluding stock-based compensation (11)	$14,082,000	$15,895,000
Marketing and advertising expenses excluding stock based compensation as a percentage of total revenue (12)	40%	42%

Other Metrics:

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	43%	43%
Marketing partners (14)	31%	30%
Online advertising (15)	26%	27%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (16)	$74.73	$75.38
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (17)	$73.77	$74.45

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.
(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation during 2009.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation during 2009.
(5)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(6)	Calculated as total revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). Ending membership as of September 30, 2009 and 2010 include an estimated 25,000 and 15,000 members, respectively, transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(7)	Estimated number of members active on IFP insurance policies as of the date indicated. Amounts as of September 30, 2009 and 2010 include an estimated 25,000 and 15,000 members, respectively, transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(8)	Estimated number of members active on all insurance policies as of the date indicated. Amounts as of September 30, 2009 and 2010 include an estimated 25,000 and 15,000 members, respectively, transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.
(10)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by total revenue for the period (see note (5) above).
(11)	Non-GAAP marketing and advertising expenses excluding stock-based compensation for the period. See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.
(12)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (5) above). See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.
(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.
(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.
(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.
(16)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost.
(17)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost exclusive of the impact of stock-based compensation allocated to marketing and advertising expenses.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended September 30, 2010
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$32,040	86%	$—	$32,040	86%
Sponsorship, licensing and other	5,411	14	—	5,411	14

Total revenue	37,451	100	—	37,451	100
Operating costs and expenses:
Cost of revenue	900	2	—	900	2
Marketing and advertising (1)	16,094	43	(199)	15,895	42
Customer care and enrollment (1)	4,691	13	(101)	4,590	12
Technology and content (1)	4,619	12	(383)	4,236	11
General and administrative (1)	5,879	16	(885)	4,994	13
Amortization of acquired intangible assets (2)	426	1	(426)	—	—

Total operating costs and expenses	32,609	87	(1,994)	30,615	82

Income from operations	4,842	13	1,994	6,836	18
Interest and other income (loss), net	(3)	(0)	—	(3)	(0)

Income before income taxes	4,839	13	1,994	6,833	18
Provision for income taxes (3)	2,241	6	757	2,998	8

Net income (4)	$2,598	7%	$1,237	$3,835	10%

Net income per share: (4)
Basic	$0.11		$0.05	$0.16
Diluted	$0.11		$0.05	$0.16
Weighted-average number of shares used in per share amounts:
Basic	23,437		23,437	23,437
Diluted	24,079		24,079	24,079

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude amortization expense related to acquired intangible assets.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit related to stock-based compensation expense and amortization of purchased intangible assets listed in notes (1) and (2) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense and amortization of purchased intangible assets listed in notes (1) and (2) above, adjusted for estimated income tax benefit related to stock-based compensation expense and amortization of purchased intangible assets.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended September 30, 2009
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$31,086	89%	$—	$31,086	89%
Sponsorship, licensing and other	4,037	11	—	4,037	11

Total revenue	35,123	100	—	35,123	100
Operating costs and expenses:
Cost of revenue	1,470	4	—	1,470	4
Marketing and advertising (1)	14,266	41	(184)	14,082	40
Customer care and enrollment (1)	3,651	10	(92)	3,559	10
Technology and content (1)	4,126	12	(312)	3,814	11
General and administrative (1)	5,119	15	(702)	4,417	13

Total operating costs and expenses	28,632	82	(1,290)	27,342	78

Income from operations	6,491	18	1,290	7,781	22
Interest and other income, net	143	0	—	143	0

Income before income taxes	6,634	19	1,290	7,924	23
Provision for income taxes (2)	3,182	9	398	3,580	10

Net income (3)	$3,452	10%	$892	$4,344	12%

Net income per share: (3)
Basic	$0.14		$0.04	$0.18
Diluted	$0.14		$0.03	$0.17
Weighted-average number of shares used in per share amounts:
Basic	24,240		24,240	24,240
Diluted	25,152		25,152	25,152

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Non-GAAP provision for income taxes excludes estimated income tax benefit related to stock-based compensation expense listed in note (1) above.
(3)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and estimated income tax benefit listed in note (2) above.